UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 3, 2016

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 3, 2016, the Board of Directors of Stein Mart, Inc. (the “Company”) appointed Lisa Galanti to the Company’s Board of Directors (“Board”). She will be replacing J. Wayne Weaver, who retired from the board effective March 3, 2016. Ms. Galanti was managing director of Fitzgerald & Co., a leading marketing communications and advertising agency, when she retired in 2015. Before becoming managing director, she held other senior positions of increasing responsibility in account management and strategic planning since 1983. Ms. Galanti is involved in a number of Atlanta-based philanthropic organizations and is a graduate of the Wexner Heritage Foundation Leadership Program, founded by Leslie H. Wexner of Limited Brands. Ms. Galanti’s appointment to the Stein Mart Board of Directors is effective immediately.

Ms. Galanti will receive compensation, primarily consisting of retainers, attendance fees and equity awards, that is consistent with that of the Company’s other non-employee directors as described in the Company’s Proxy Statement filed on June 23, 2015. As a newly appointed member of the Board, Ms. Galanti received a one-time grant of options to acquire 4,000 shares, which options vest ratably over a five (5) year period such that 1/60th of the shares shall vest at the end of each month beginning March 2016.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release dated March 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: March 4, 2016	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 3, 2016